UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, DC 20549-1004



                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported) March 16, 2005



                           GENERAL MOTORS CORPORATION
                           --------------------------
             (Exact Name of Registrant as Specified in its Charter)



         STATE OF DELAWARE                  1-143           38-0572515
         -----------------                  -----           ----------
     (State or other jurisdiction of     (Commission     (I.R.S. Employer
     Incorporation or Organization)      File Number)   Identification No.)

     300 Renaissance Center,                              48265-3000
     Detroit, Michigan                                     (Zip Code)
     ----------------------------------------------------------------------
                    (Address of Principal Executive Offices)



        Registrant's telephone number, including area code (313) 556-5000
                                                           --------------








================================================================================

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.  OTHER EVENTS

On March 16, 2005, Moody's Investors Services, Inc. (Moody's) reviewed their ratings of General Motors Corporation (GM) and General Motors Acceptance Corporation (GMAC) for possible downgrade and GMAC's Prime-2 rating is affirmed. Their press release follows.

On March 16, 2005, Standard & Poor's Ratings Services (S&P) outlook on GM and GMAC is negative based on announcement of large first-quarter loss. Their press release follows.

On March 16, 2005, Fitch Ratings (Fitch) stated that their ratings for GM and GMAC have been lowered to "BBB-" and their outlook remains negative. Their press release follows.

On March 16, 2005, Dominion Bond Rating Service Limited (DBRS) ratings of GM, GMAC and related subsidiaries, all downgraded to "BBB" with trends now negative. Their press release follows:


MOODY'S REVIEWS Baa2 RATING OF GM AND Baa1 RATING OF GMAC FOR POSSIBLE DOWNGRADE; GMAC'S PRIME-2 RATING AFFIRMED.

Approximately $150 Billion of Debt Affected

   New York, March 16, 2005 -- Moody's Investors Service placed under review for possible downgrade the Baa2 long-term and Prime-2 short-term ratings of General Motors Corporation and the Baa1 long-term rating of General Motors Acceptance Corporation (GMAC). Moody's also affirmed the Prime-2 short-term rating of GMAC
   Moody's said that the rating review is prompted by GM's announcement that its automotive earnings and cash generation will be much lower than previous guidance had suggested. GM's 2005 earnings outlook (consolidated net income before extraordinary items) has fallen to the range of $0.6 billion - $1.1 billion from the earlier expectation of $2.2 billion - $2.8 billion. Moreover, GM is anticipating that its automotive operations will consume nearly $2 billion in cash (prior to the receipt of a $2 billion dividend from GMAC) as compared with prior expectations for $2 billion in automotive cash generation. This represents a significant $4 billion negative variance. These earning and cash flow declines reflect the deteriorating performance of GM's North American automotive operations (GMNA) which are now likely to generate a loss in excess of $1 billion reflecting, in part, an erosion in market share position that declined to 24.7% for the two months to February 2005, from 27.6% for calendar 2004 despite ongoing price incentives.
   Moody's anticipates that GM may need to undertake material restructuring initiatives in order to reduce the capacity and lower the breakeven level of its North American operations. Along with these market and competitive challenges, GM will also continue to face rising healthcare costs associated with its large retired employee base. The company's Other Post Employment Benefit (OPEB) liability is approximately $75 billion (before about $3.5 billion in short-term Voluntary Employee Benefit Account (VEBA) balances and $16.5 billion in long-term VEBA balances), and annual health care expenditures are about $5 billion.
   Moody's said that its review will focus on GM's ability to implement necessary cost cutting initiatives and new product programs, and restore sufficiently robust earnings and cash generation to support its debt and significant employee-related legacy costs. In order to sustain the current rating, GM will need to demonstrate that it has a compelling new product strategy and cost reduction program that can be effectively implemented during 2005 and 2006. Moody's believes that GM has demonstrated an ability to establish a competitive variable cost structure in North America, and to successfully revive the brand image of its products -- particularly its truck franchise during 1999 through 2002, and its Cadillac brand. It is expected that GMNA's new product cadence will considerably accelerate during late 2005 and 2006. These factors could enable GM to lay a foundation to begin improving its performance.
   In order to appropriately support a Baa2 rating, the cost reduction and new product initiatives undertaken by GM would need to generate credit metrics that approximate the following by 2007: EBITA margin should exceed 4%; fixed charge coverage should be in the 4.0 to 4.5 times range; retained cash flow to net total debt should exceed 50%; and free cash flow to total debt should be greater than 15%. For 2004, GM's metrics approximated the following: EBITA margin of less than 1%; fixed charge coverage below 2 times; retained cash flow to net debt moderately in excess of 35%; and, free cash flow to total debt of about 10%.
   As GM attempts to weather the operational and financial challenges of 2005, and to re-establish a more competitive business model by 2007, the automotive operations should continue to benefit from a sound liquidity position. At year end 2004, automotive cash, securities and short-term VEBA balances approximated $23 billion (prior to the $2 billion in payments expected to be made during 2005 in connection with the Fiat settlement agreement). The company also had $16.5 billion in long-term VEBA balances. This liquidity position compares with $32 billion in balance sheet debt, $3 billion in present value of leases, and about $9 billion in unfunded pension liabilities (mostly international). Moody's estimates that GM's balance sheet debt has an average maturity of 19 years with only about $3 billion maturing over the next five years.

   Moody's also placed the long-term ratings of GMAC under review for possible downgrade, while affirming the company's Prime-2 short-term ratings. This action reflects the significant business ties between GM and GMAC that influence GMAC's origination volumes, asset mix, and asset quality. The review is not a result of a change in Moody's views regarding GMAC's intrinsic credit strengths, including its resilient earnings base and strong liquidity. GMAC has appropriately evolved its funding profile by lengthening debt maturities and by tapping new sources of funding, taking advantage of the liquidity and high quality of its finance and mortgage assets. Moody's will continue to monitor GMAC's liquidity under various downside scenarios.

   General Motors Corporation, headquartered in Detroit, Michigan, is the world's largest producer of cars and light trucks. GMAC, a wholly-owned subsidiary of GM, provides retail and wholesale financing in support of GM's automotive operations and is one of the world's largest non-bank financial institutions.

Standard and Poor's

Research Update: General Motors Corp., GMAC Outlook Negative On Announcement
                 Of Large First-Quarter Loss
Publication date:  16-Mar-2005

Credit Rating:     BBB-/Negative/A-3

Rationale
   On March 16, 2005, Standard & Poor's Ratings Services affirmed its 'BBB-' long-term and 'A-3' short-term ratings on General Motors Corp. (GM), General Motors Acceptance Corp. (GMAC), and all related entities. The rating outlook is revised to negative from stable, reflecting heightened concerns regarding the profit potential of GM's core North American automotive business in the wake of the company's dramatically revised earnings and cash flow guidance. Consolidated debt outstanding totaled $301 billion at Dec. 31, 2004.
   GM has just disclosed that it expects to generate a large net loss in the first quarter (even excluding special items, such as a restructuring charge related to its ailing European operations), compared with previous guidance of breakeven results. Also, the company now expects full-year 2005 earnings per share of $1.00 to $2.00, compared with previous guidance of $4.00 to $5.00. Moreover, GM's automotive operations are now expected to generate a substantial cash deficit (after capital expenditures, before pension and VEBA contributions and dividends received from GMAC), instead of contributing the previously targeted $2 billion surplus.
   We now view the rating as tenuous. The rating could be lowered at any point if we came to doubt that GM was on a trajectory to improving its financial performance to more satisfactory levels in 2006 and beyond.
   U.S. light-vehicle sales have been off only slightly this year to date (down 3.6% in January-February from the same period a year earlier), and industry sales remain relatively robust. Yet, GM's sales performance in the U.S. has eroded significantly. Its U.S. light-vehicle unit sales during January-February were off 9.9% from the same period in 2004. Consequently, its U.S. market share reached a record low of 24.4% in February, and substantial production cuts have been necessary.
   This year represents a hiatus for GM in its product renewal cycle. But confidence that performance will be bolstered by the eventual introduction of new products is diminished because sales of major new products it has introduced recently have generally not met expectations. Of greater consequence for profitability, GM has experienced marked sales weakness across its midsize and large sport utility vehicles (SUVs), despite significantly increased incentives. These products previously had contributed highly disproportionately to GM's earnings. However, industrywide demand for SUVs has evidently stalled, partially explained by persistent high gasoline prices. In addition, competition has intensified, due to a proliferation of new SUVs. GM has suffered from the aging of its SUV product line, which will be replaced by a family of new products during 2006 and 2007, but it is questionable whether these will generate the profit margins the company has enjoyed historically.
   GM's automotive operations outside North America, and its finance operations--conducted through GMAC--continue to meet or exceed earnings expectations, but this has not been sufficient to offset GM's disappointing performance in North America.
   Unless the cash generating ability of GM's automotive operations improves, its burdensome postretirement benefits obligations could become onerous. Owing to favorable investment portfolio returns, we estimate that GM was able to reduce its worldwide unfunded pension level to a relatively small amount at year-end 2004, compared with an $8.6 billion deficit at year-end 2003, even with the adverse measurement effect of a downward revision of the discount rate. (These net liability figures do not include $13.5 billion of debt issued in 2003 to finance pension contributions.) However, even with $9 billion of VEBA contributions during 2004, favorable investment portfolio returns, and the estimated $4 billion benefit of the new Medicare prescription drug program, its U.S. unfunded retiree medical liability ($53.8 billion at year-end 2004) barely declined from the massive level ($54.5 billion) at year-end 2003 due to the effect on the liability of an upward revision of the assumed near-term health care cost trend rate--in light of recent adverse experience--and a downward revision of the discount rate.

Short-term credit factors.

   GM's short-term rating is 'A-3', as is GMAC's. GM's fundamental challenges are short- and long-term in nature. However, GM's liquidity and financial flexibility minimize any potential for near-term financial stress. We believe GM's negative automotive cash flow in 2005 will be offset by the cash flow generated from the GMAC operations, such that the company's overall liquidity will not be impaired by the current poor financial performance. But, the rapid erosion in GM's near-term performance prospects points up its high operating leverage and the relative lack of near-term earnings and cash flow visibility.
   Key aspects of GM's financial flexibility and liquidity are as follows:
o A large liquidity position--Cash, marketable securities, and short-term VEBA funds totaled $23.3 billion at Dec. 31, 2004 (excluding GMAC);
o Moderate near-term, parent-level debt maturities--Long-term debt has an exceptionally high average maturity;
o In the wake of recent funding actions, GM faces neither ERISA-mandated pension fund contributions through this decade nor the need to make contributions to avoid Pension Benefit Guaranty Corp. variable-rate premiums; and
o As of Sept. 30, 2004, GM had unrestricted access to a $5.6 billion committed bank credit facility expiring in June 2008, $800 million in committed credit facilities with various maturities, and uncommitted lines of credit of $1.7 billion.
   GMAC has substantial ongoing funding needs. As of Sept. 30, 2004, short-term debt (including current maturities of long-term debt) was $87.6 billion, not including maturing off-balance-sheet securitizations. Reflecting the close linkage between GMAC and GM, GMAC's funding flexibility has suffered in recent years from the problems affecting GM's automotive operations. Thus, GMAC's unsecured bond spreads have been volatile, calling into question the extent to which GMAC can rely on consistent future access to the public unsecured debt market.
   However, GMAC has responded by taking the following actions:
o     Accumulating a large cash position ($24.4 billion at Sept. 30, 2004);
o Expanding its relatively less-credit-sensitive retail debt issuance programs, such as its SmartNotes program;
o Diversifying its securitized funding channels, including expanding its bank conduit ABS and, recently, completing a securitization of lease assets;
o Entering the nascent whole-loan market and establishing committed, whole-loan sale flow agreements; and
o     Commencing operations of GMAC Automotive Bank, a Utah-chartered ILC.
   At Sept. 30, 2004, GMAC had a $4.6 billion syndicated line of credit committed through June 2005, $4.4 billion committed through June 2008, $4.6 billion of bilateral committed lines with various maturities, and $21.3 billion in uncommitted lines of credit. In addition, New Center Asset Trust (NCAT) had $19.5 billion of liquidity facilities committed through June 2005. Mortgage Interest Networking Trust (MINT) had $3.4 billion of liquidity facilities committed through April 2005. NCAT and MINT are qualified special-purpose entities administered by GMAC for purchasing assets as part of GMAC's securitization and mortgage warehouse funding programs. These entities fund the purchase of assets through the issuance of asset-backed commercial paper. GMAC also had $54.8 billion in funding commitments (of which $25.6 billion was unused) with third parties, including third-party asset-backed commercial paper conduits that may be used as additional secured funding sources.
   A leverage covenant in the bank credit facilities restricts the ratio of consolidated debt to total stockholders' equity to no more than 11.0 to 1 (excluding on-balance-sheet securitized debt from the definition of consolidated debt). Per this definition, the debt-to-equity ratio was 8.0 to 1 at Sept. 30, 2004. This covenant would be problematic only if, contrary to our expectations, GMAC's access to the ABS market were disrupted. (GM and GMAC have no financial covenants or other credit triggers in financing arrangements that we view as potentially problematic.)
   GMAC's automotive asset composition is highly liquid, given that about half of its total gross receivables is due within one year and that a substantial portion of receivables is typically repaid before contractual maturity dates. However, GMAC is constrained in its ability to reduce the size of its automotive portfolio, given its need to support GM's marketing efforts. Given the liquidation of loans originated in recent years, GMAC's automotive asset levels are unlikely to increase substantially in the next one to two years, even if price competition in the auto sector remains intense as expected. As part of its funding diversification strategy, GMAC is pursuing opportunities to fund part of its commercial mortgage operations externally. In addition, we believe that if GM were to experience liquidity pressures, it could monetize GMAC's mortgage operations.
   GMAC has disclosed that it is considering a restructuring of its residential mortgage operations, involving placement of its two existing residential mortgage subsidiaries within a newly formed holding company. If this restructuring enables the existing, substantial intercompany advances extended by GMAC to the mortgage units to be refinanced externally, we believe it would represent a modest positive development for GM and GMAC because it would enhance funding flexibility. (Note: Given the establishment of separate funding channels and satisfactory corporate governance protections, and if our assessment of the separate business position and financial condition of the newly formed entity warranted this, we could rate this entity a notch or two higher than GM/GMAC, in keeping with our long-standing approach to rating noncaptive finance subsidiaries of industrial parents. We believe such an approach would be appropriate under the assumption that, if the parent experienced financial distress, it would most likely divest a noncaptive finance business rather than take actions that would harm the subsidiary's credit quality. Even so, the risks stemming from ownership affiliation could never be dismissed entirely. However, GMAC, given its predominantly captive role, will continue to be rated the same as GM. We regard GMAC and GM as a single economic entity, with effectively the same default risk, given their strategic importance to each other, GM's ability to influence GMAC's actions, and the ultimate risk that, in the unlikely event that GM were to file for bankruptcy, this would precipitate a bankruptcy filing by GMAC.)

Outlook

   We now view the rating as tenuous. The rating can tolerate several quarters of weak profitability and cash flow, but only under the assumption that financial performance improves to more satisfactory levels thereafter. The rating could be lowered at any point if we came to doubt that GM was on a trajectory to realizing such improvement. In keeping with our policies, the rating would not necessarily be placed on CreditWatch prior to a downgrade.

Fitch Ratings Lowers GM & GMAC to 'BBB-'; Outlook Remains Negative
Ratings
16 Mar 2005 2:27 PM (EST)
-------------------------------------------------------------------------------

   Fitch Ratings-Chicago-March 16, 2005: Fitch Ratings has downgraded the credit ratings of General Motors Corporation (GM), General Motors Acceptance Corporation and affiliated entities to 'BBB-' from 'BBB'. The Rating Outlook remains Negative. Fitch also lowers the commercial paper rating of both entities to 'F3'. A full list of affected entities is listed below.
   The downgrades are based on the continuing deterioration in GM's market share and operating profile, the expectation of negative cash flow over the near term as GM adjusts its inventory through production cuts, and the potential for even further balance sheet deterioration through early 2006 as GM weathers the depth of its product cycle. In addition, GM is being particularly impacted by adverse sales mix, as declining sales in the large SUV and large pickup markets (which represent the bulk of GM's operating profitability), have deteriorated over the last several months. Changing consumer preferences and increased competition could make this sector, and GM, particularly hard hit over the near term. GM has accelerated the pace of product introductions in 2005, but new products have been concentrated in the less profitable segments. GM's critical product launch will be the 900 series which will be introduced beginning in early 2006. GM's difficulties are augmented by its high and inflexible cost structure, unrelenting price competition, continued industry expansion and over-capacity, and increasing raw material and legacy costs. In addition, this has occurred amidst a relatively favorable economic growth environment.
   Stabilization of the ratings will require stemming market share losses, further improvements to the company's cost position so that GM is able to sustain consistent free cash flow during a period of steady economic growth, successful product launches across a wider range of its product portfolio, and stabilization of the balance sheet. Ratings could fall to non-investment grade if Fitch expects that continuing adverse trends in volumes, sales mix and pricing necessitate further material production cutbacks in the second half of 2005, incremental negative free cash flow through 2005 beyond current expectations, continuing balance sheet deterioration, and if Fitch expects these trends to persist through 2006. Fitch is also concerned that continuation of existing sales trends has raised the level of event risk -- the risk of accelerated restructuring moves, brand rationalization, and the potential for increased labor strife as GM attacks its cost structure. The Outlook remains Negative and indicates that the rating could be reviewed for further action at any time that new information would warrant it.
   GM's liquidity remains healthy, with approximately $23 billion in cash and s/t VEBA on hand at yearend. GM's balance sheet has deteriorated over the past several years, with debt increasing substantially in 2003 in order to fund the company's US pension plans. The company has also sold off various assets with proceeds contributed to its pension plans. Debt levels increased to $32.5 billion at yearend 2004 from $16.3 billion at yearend 2002. GM retains access to $8.3 billion in committed credit lines ($6.5 billion in committed facilities and $1.8 billion in uncommitted facilities)
   Over the intermediate term, Fitch will be focused on the company's ability to arrest market share losses through attractive new product offerings and its capacity to address its cost structure. GM's GMT-900 platform, to be introduced in early calendar 2006 will serve as the basis for a number of product launches in the large SUV and pickup segments. This will serve as a critical platform for GM in order to maintain its position in this segment. Continued transplant expansion and the accelerated pace of product refreshment in the industry, however, indicate that even in the event of a successful launch, the window to maintain pricing may be relatively short. In addition, the breadth of GM's brand and product portfolio make it essential that GM produce successful vehicles across a much broader spectrum of its offerings. GM's high cost structure makes it particularly vulnerable to production cutbacks. As GM adjusts its inventory through production cutbacks in the first half, substantial negative cash flow will result, reducing GM's liquidity cushion. If sales trends continue, this negative cash flow could be exacerbated through yearend 2005.
   GM's cost structure remains competitively disadvantaged, as GM has been unable to ratchet down its costs in line with its declining market. In particular, GM's health care costs continue to increase at roughly $500-600 million per year, and could approach $6 billion in 2005. Approximately 2/3 of these expenditures are related to retiree health care. Fitch views the pace of these cost increases as unsustainable, and GM may be forced to explore this issue with the union prior to 2007. GM has aggressively funded its long-term VEBA accounts, which now stand at approximately $20 billion. Earnings on this portfolio will help to offset rising health care costs, and the size of the portfolio adds to GM's flexibility in meeting these obligations over the near term.
   Concerns also focus on GMs performance in Europe, where despite some recent share gains, the company has been unable to reverse years of losses. Focused production in high and inflexible cost locales places GM and other entrenched competitors at a competitive disadvantage versus transplants that are increasingly locating production in low-cost Eastern European locations. Improved distribution has also allowed the transplants to gain share. Operating improvements at GM are likely to be accomplished only on a gradual basis, and it is Fitch's view that further significant restructuring actions may be required.

   The ratings actions on GMAC primarily reflect its ownership and strategic importance to GM. Aside from this, Fitch believes that GMAC has performed well in terms of operating performance and credit quality in both its auto finance and mortgage businesses. Moreover, Fitch recognizes actions taken by GMAC to bolster liquidity such as increased whole-loans sales and securitization of auto finance receivables as well as movement away from institutional debt markets. As such, Fitch views near-term liquidity to be sound, however, could this be negatively affected longer-term if GM's rating falls further.

Ratings downgraded by Fitch:

General Motors Acceptance Corp
--Long-Term Issuer to 'BBB-' from 'BBB';
--Short-Term Issuer to 'F3' from 'F2';
--Senior Unsecured to 'BBB-' from 'BBB';
--Senior Shelf to 'BBB-' from 'BBB' ;
--Short-Term Debt to 'F3' from 'F2';
--Commercial Paper to 'F3' from 'F2'.

General Motors Acceptance Corp. (N.Z.) Ltd
--Long-Term Issuer to 'BBB-' from 'BBB';
--Short-Term Issuer to 'F3' from 'F2';
--Commercial Paper to 'F3' from 'F2'.

General Motors Acceptance Corp. of Canada Limited
--Long-Term Issuer to 'BBB-' from 'BBB';
--Senior Unsecured to 'BBB-' from 'BBB';
--Commercial Paper to 'F3' from 'F2'.

General Motors Acceptance Corporation, Australia
--Long-Term Issuer to 'BBB-'from 'BBB';
--Short-Term Issuer to 'F3' from 'F2';
--Senior Unsecured to 'BBB-'from 'BBB';
--Commercial Paper to 'F3' from 'F2'.

General Motors Acceptance Corporation (U.K.) plc
--Short-Term Issuer to 'F3' from 'F2';
--Commercial Paper to 'F3' from 'F2'.

General Motors Corp.
--Long-Term Issuer to 'BBB-' from 'BBB';
--Short-Term Issuer to 'F3' from 'F2';
--Senior Unsecured to 'BBB-' from 'BBB';
--Commercial Paper to 'F3' from 'F2'.

General Motors of Canada Limited
--Long-Term Issuer to 'BBB-' from 'BBB';
--Short-Term Issuer to 'F3' from 'F2';
--Senior Unsecured to 'BBB-' from 'BBB';
--Commercial Paper to 'F3' from 'F2'.

GMAC Australia (Finance) Limited
--Commercial Paper to 'F3' from 'F2'.

GMAC Bank
--Long-Term Issuer to 'BBB-' from 'BBB';
--Short-Term Issuer to 'F3' from 'F2'.

GMAC Commercial Mortgage Bank
--Long-Term Issuer to 'BBB-' from 'BBB';
--Short-Term Issuer to 'F3' from 'F2'.

GMAC Bank GmbH
--Long-Term Issuer to 'BBB-' from 'BBB';
--Short-Term Issuer to 'F3' from 'F2';
--Senior Unsecured to 'BBB-' from 'BBB';
--Commercial Paper to 'F3' from 'F2'.


GMAC Commercial Mortgage Bank Europe, plc
--Short-Term Issuer to 'F3' from 'F2';
--Short-Term Deposits to 'F3' from 'F2';
--Commercial Paper to 'F3' from 'F2'.

GMAC Commercial Mortgage Funding, plc
--Long-Term Issuer to 'BBB-' from 'BBB';
--Senior Unsecured to 'BBB-' from 'BBB'.

GMAC Commercial Mortgage Japan K.K.
--Long-Term Issuer to 'BBB-' from 'BBB';
--Short Term Issuer to 'F3' from 'F2'.

GMAC International Finance B.V.
--Long-Term Issuer to 'BBB-' from 'BBB';
--Short-Term Issuer to 'F3' from 'F2';
--Senior Unsecured to 'BBB-' from 'BBB';
--Commercial Paper to 'F3' from 'F2'.

Ratings affirmed by Fitch:

GMAC Bank
--Support '2';
--Individual 'B/C'.

GMAC Commercial Mortgage Bank
--Support '2';
--Individual 'B/C'.

Dominion Bond Rating Service Limited

General Motors Corporation & General Motors of Canada Limited

Downgrades to BBB, Trends Now Negative, Removed from Under Review - Negative

Date of Release: March 16, 2005


Issuer                       Debt Rated         Rating        Rating    Trend
                                                Action
-------------------------------------------------------------------------------

General Motors Corporation   Commercial         Downgraded    R-2       Neg
                             Paper                           (high)
--------------------------
General Motors of Canada     Commercial         Downgraded    R-2       Neg
  Limited                                       Paper        (high)
--------------------------
General Motors Corporation   Long-Term Debt     Downgraded    BBB       Neg
--------------------------
General Motors Corporation   Convertible        Downgraded    BBBy      Neg
                             Debentures
--------------------------
General Motors Corporation   Ind. Dev.          Downgraded    BBB       Neg
                             Empower. Zone
                             Rev. Bds.,
                             S2004 (Issued
                             by NYC Ind.
                             Dev. Agency,
                             Guar. by GMC)
--------------------------
General Motors of Canada     Long-Term Debt     Downgraded    BBB       Neg
  Limited
--------------------------
   Dominion Bond Rating Service ("DBRS") has today downgraded the ratings on General Motors Corporation ("GM" or the "Company") and General Motors of Canada Limited as indicated above. The trends are changed to Negative. DBRS has also removed the companies from "Under Review with Negative Implications" where they were placed on February 14, 2005.
   Today, GM announced that it is lowering its guidance on earnings (excluding special items) from US$4 to US$5 per share to US$1 to US$2 per share for 2005. In addition, GM also expects negative operating cash flow of approximately US$2 billion in 2005, before the Fiat S.p.A. settlement and GM Europe restructuring, compared with the previously target of positive US$2 billion. The deterioration in operating performance and cash flow generation, mostly due to weak performance in GM's North American operations, is well below DBRS's expectation. DBRS had previously placed GM "Under Review with Negative Implications" due to GM's deteriorating operating performance. Today's announcement by GM further adds to the concerns about the Company's weakening credit profile.
   The downgrades reflect the sharp decline in operating performance in North America due to the deterioration of the following structural factors: (1) Acceleration of the decline in market share despite introduction of new models. DBRS had expected the new models to stabilize overall market share.
(2) Slowing sales of the profitable sport-utility vehicles (SUVs) due to rising fuel prices, aging of the product line (the last year of the product cycle), and increased competition.
(3) Rising health care and material costs. Medical expenses are expected to increase by US$1 billion on a year-over-year basis.
   DBRS notes that GM's North American operations are expected to report a significant loss in 2005, a reversal of a previous target of US$500 million profit. The Negative trends reflect the fact that GM continues to face significant challenges in the near term. Competition in North America has intensified with proliferation of new models in all segments. However, GM's new large SUV and pickup trucks, its most profitable products, are not scheduled to be introduced until mid-2006 and 2007. Hence, it will be challenging for GM to stabilize market share until the new products come out. In addition, GM Europe is still in the midst of a major restructuring to improve its cost competitiveness. Despite recent progress, GM Europe still faces major hurdles in its efforts to return to profitability.
   Nevertheless, DBRS believes GM still has an above average balance sheet and liquidity position, so GM should have no problems funding its operating needs.


                                      # # #




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          GENERAL MOTORS CORPORATION
                                          --------------------------
                                          (Registrant)


Date:  March 17, 2005                By:  /s/PETER R. BIBLE
                                     ---  -----------------
                                          (Peter R. Bible,
                                           Chief Accounting Officer)